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CUSIP No.  761004100                 13G                       Page 7 of 8 Pages
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                            EXHIBIT 1 TO SCHEDULE 13G


                                February 12, 1996



              MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

BY:      /s/ Peter A. Nadosy
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         Morgan Stanley Asset Management Inc.
         Peter A. Nadosy/Vice Chairman

BY:      /x/ Edward J. Johnsen
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         Morgan Stanley Group Inc.
         Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated